Exhibit 4.14

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 15, 2013, among Asbury Atlanta VB L.L.C., Avenue Motors, LTD, Asbury-Deland Imports, L.L.C., Asbury CH Motors LLC, Bayway Financial Services, L.P., CFP Motors L.L.C., CH Motors L.L.C., CHO Partnership, LTD, CN Motors L.L.C., C&O Properties, LTD, CP-GMC Motors L.L.C., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P., and WTY Motors, L.P. (the “Guaranteeing Subsidiaries”), Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 16, 2010, as amended, supplemented and otherwise modified by from time to time (the “Indenture”), providing for the issuance of 8.375% Senior Subordinated Notes due 2020 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree, jointly and severally along with all Guarantors named in the Indenture, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provision thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
SIGNATURES
Dated as of February 15, 2013

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Senior Vice President and Chief Financial Officer

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Authorized Officer of each corporation and limited liability company, and an Authorized Officer of the general partner of each limited partnership

Asbury Atlanta VB L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Authorized Officer

AVENUE MOTORS, LTD

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

ASBURY-DELAND IMPORTS, L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

ASBURY CH MOTORS LLC

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

BAYWAY FINANCIAL SERVICES, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CFP MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CH MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CHO PARTNERSHIP, LTD

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CN MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

C&O PROPERTIES, LTD

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

CP-GMC MOTORS L.L.C.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA HUND, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA KIA, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA LM, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

TAMPA MIT, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

WMZ MOTORS, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

WTY MOTORS, L.P.

By:	/s/ Scott J. Krenz
	Name:	Scott J. Krenz
	Title:	Vice President

Schedule I

SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor as of the date hereof:
Legal Name

AF Motors, L.L.C.
Arkansas Automotive Services, L.L.C.
Asbury AR Niss L.L.C.
Asbury Atlanta AC L.L.C.
Asbury Atlanta AU L.L.C.
Asbury Atlanta BM L.L.C.
Asbury Atlanta Chevrolet L.L.C.
Asbury Atlanta Hon L.L.C.
Asbury Atlanta Inf L.L.C.
Asbury Atlanta Infiniti L.L.C.
Asbury Atlanta Jaguar L.L.C.
Asbury Atlanta Lex L.L.C.
Asbury Atlanta Nis L.L.C.
Asbury Atlanta Toy L.L.C.
Asbury Atlanta VL L.L.C.
Asbury Automotive Arkansas Dealership Holdings L.L.C.
Asbury Automotive Arkansas L.L.C.
Asbury Automotive Atlanta II L.L.C.
Asbury Automotive Atlanta L.L.C.
Asbury Automotive Central Florida, L.L.C.
Asbury Automotive Deland, L.L.C.
Asbury Automotive Fresno L.L.C.
Asbury Automotive Group L.L.C.
Asbury Automotive Jacksonville GP L.L.C.
Asbury Automotive Jacksonville GP L.L.C., as general partner of Asbury Automotive Jacksonville, L.P.
Asbury Automotive Management L.L.C.
Asbury Automotive Mississippi L.L.C.
Asbury Automotive North Carolina Dealership Holdings L.L.C.
Asbury Automotive North Carolina L.L.C.
Asbury Automotive North Carolina Management L.L.C.
Asbury Automotive North Carolina Real Estate Holdings L.L.C.
Asbury Automotive Oregon L.L.C.
Asbury Automotive Southern California L.L.C.
Asbury Automotive St. Louis II L.L.C.
Asbury Automotive St. Louis, L.L.C.
Asbury Automotive Tampa GP L.L.C.
Asbury Automotive Tampa GP L.L.C., as general partner of Asbury Automotive Tampa, L.P.
Asbury Automotive Texas L.L.C.
Asbury Automotive Texas Real Estate Holdings L.L.C.
Asbury Deland Imports 2, L.L.C.
Asbury Fresno Imports L.L.C.
Asbury Jax AC, LLC
Asbury Jax Hon L.L.C.
Asbury Jax K L.L.C.
Asbury Jax Management L.L.C.

Asbury Jax Management L.L.C., as general partner of ANL, L.P., Asbury Jax Holdings, L.P., Avenues Motors, Ltd., Bayway Financial Services, L.P., C&O Properties, Ltd., CFP Motors, Ltd., CH Motors, Ltd., CHO Partnership, Ltd., CN Motors, Ltd., Coggin Management, L.P. and CP-GMC Motors, Ltd.
Asbury Jax VW, L.L.C.
Asbury MS Chev L.L.C.
Asbury MS Gray-Daniels L.L.C.
Asbury No Cal Niss L.L.C.
Asbury Sacramento Imports L.L.C.
Asbury SC JPV L.L.C.
Asbury SC LEX L.L.C.
Asbury SC Toy L.L.C.
Asbury So Cal DC L.L.C.
Asbury So Cal Hon L.L.C.
Asbury So Cal Niss L.L.C.
Asbury South Carolina Real Estate Holdings, L.L.C.
Asbury St. Louis Cadillac L.L.C.
Asbury St. Louis FSKR, L.L.C.
Asbury St. Louis Lex L.L.C.
Asbury St. Louis LR L.L.C.
Asbury St. Louis M L.L.C.
Asbury Tampa Management L.L.C.
Asbury Tampa Management L.L.C., as general partner of Asbury Automotive Brandon, L.P., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P. and WTY Motors, L.P.
Asbury Texas D FSKR, L.L.C.
Asbury Texas H FSKR, L.L.C.
Asbury-Deland Imports, L.L.C.
Atlanta Real Estate Holdings L.L.C.
BFP Motors L.L.C.
Camco Finance II L.L.C.
CK Chevrolet L.L.C.
CK Motors LLC
Coggin Automotive Corp.
Coggin Cars L.L.C.
Coggin Chevrolet L.L.C.
Crown Acura/Nissan, LLC
Crown CHH L.L.C.
Crown CHO L.L.C.
Crown CHV L.L.C.
Crown FDO L.L.C.
Crown FFO Holdings L.L.C.
Crown FFO L.L.C.
Crown GAC L.L.C.
Crown GBM L.L.C.
Crown GCA L.L.C.
Crown GDO L.L.C.
Crown GHO L.L.C.
Crown GNI L.L.C.
Crown GPG L.L.C.
Crown GVO L.L.C.
Crown Honda, LLC
Crown Motorcar Company L.L.C.
Crown PBM L.L.C.
Crown RIA L.L.C.

Crown RIB L.L.C.
Crown SJC L.L.C.
Crown SNI L.L.C.
CSA Imports L.L.C.
Escude-NN L.L.C.
Escude-NS L.L.C.
Escude-T L.L.C.,
Florida Automotive Services L.L.C.
HFP Motors L.L.C.
JC Dealer Systems, LLC
KP Motors L.L.C.
McDavid Austin-Acra, L.L.C.
McDavid Frisco-Hon, L.L.C.
McDavid Grande, L.L.C.
McDavid Houston-Hon, L.L.C.
McDavid Houston-Niss, L.L.C.
McDavid Irving-Hon, L.L.C.
McDavid Outfitters, L.L.C.
McDavid Plano-Acra, L.L.C.
Mid-Atlantic Automotive Services, L.L.C.
Mississippi Automotive Services, L.L.C.
Missouri Automotive Services, L.L.C.
NP FLM L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
Plano Lincoln-Mercury, Inc.
Precision Computer Services, Inc.
Precision Enterprises Tampa, Inc.
Precision Infiniti, Inc.
Precision Motorcars, Inc.
Precision Nissan, Inc.
Premier NSN L.L.C.
Premier Pon L.L.C.
Prestige Bay L.L.C.
Prestige TOY L.L.C.
Southern Atlantic Automotive Services, L.L.C.
Texas Automotive Services, L.L.C.
Thomason Auto Credit Northwest, Inc.
Thomason DAM L.L.C.
Thomason FRD L.L.C.
Thomason Hund L.L.C.
Thomason Pontiac-GMC L.L.C.